Exhibit 23.14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this amendment No. 3 to the Registration Statement No. 333-168719 on Form S-1 of The Aveon Group L.P. of our report dated November 5, 2010 relating to the consolidated financial statements of Conquest Capital MM LLC and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
December 2, 2010